UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2025
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)    Resignation of Independent Registered Public Accounting Firm.
On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum LLP (“Marcum”). On April 22, 2025, FGI Industries Ltd. (the “Company”) was notified by Marcum that it was resigning as the Company’s independent registered public accounting firm. See Item 4.01(b) below with regard to the engagement of CBIZ as the Company’s independent registered public accounting firm.
The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2024 and 2023, and through April 22, 2025, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except as described below.
During our assessment of internal controls over financial reporting as of December 31, 2024, we identified the following material weaknesses: (a) inadequate segregation of duties related to the initiation and recording of journal entries to the general ledger; (b) inadequate evidence of management review controls regarding the review and approval of certain account reconciliations; and (c) inadequate evidence and precision of management review controls regarding loan covenants and covenant calculations.
The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 22, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b)    Appointment of New Independent Registered Public Accounting Firm.
On April 22, 2025, the Audit Committee of the Company’s Board of Directors approved the engagement of CBIZ as the Company’s independent registered public accounting firm.
During the years ended December 31, 2024 and 2023, and through April 22, 2025, the Company did not consult with CBIZ regarding (1) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01.   Financial Statements and Exhibits.
(d)Exhibits.

Exhibit
Number	Description
16.1	Letter from Marcum, dated April 22, 2025.
104	Cover Page Interactive Data File formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Dated: April 23, 2025	By:	/s/ John Chen
John Chen
Executive Chairman